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SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12
VitalStream Holdings, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Consent Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
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	(5)	Total fee paid:
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	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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	(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held January 9, 2003

VitalStream Holdings, Inc.

To the Shareholders of VitalStream Holdings, Inc.:

You are cordially invited to attend the Annual Meeting of Shareholders of VitalStream Holdings, Inc. (the "Company"), which will be held on Thursday, January 9, 2003, at 10 a.m., at the Company's offices, One Jenner, Suite 100, Irvine, California (the "Annual Meeting"), for the following purposes, which are more fully described in the Proxy Statement accompanying this Notice:

  (i)
  To elect two (2) members of the Board of Directors of the Company, each to serve until the 2005 Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified;

  (ii)
  To consider and vote upon a proposal to ratify the appointment of Rose, Snyder & Jacobs as independent auditors of the Company for the fiscal year ending December 31, 2003;

  (iii)
  To consider and vote upon a proposal to approve the Company's 2001 Stock Incentive Plan; and

  (iv)
  To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on December 2, 2002 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

All shareholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to vote, sign, date, and return the enclosed Proxy as promptly as possible in the enclosed postage-prepaid envelope. Shareholders attending the Annual Meeting may vote in person even if they have returned a Proxy.

BY ORDER OF THE BOARD OF DIRECTORS
Paul S. Summers President and Chief Executive Officer

Dated: December 9, 2002

IMPORTANT

Whether or not you expect to attend the Annual Meeting in person, to assure that your shares will be represented, please complete, date, sign and return the enclosed proxy without delay in the enclosed envelope, which requires no additional postage if mailed in the United States. Your proxy will not be used if you are present at the Annual Meeting and desire to vote your shares personally.

VitalStream Holdings, Inc.

One Jenner, Suite 100
Irvine, California 92618

PROXY STATEMENT

For Annual Meeting of Shareholders

January 9, 2003

SOLICITATION OF PROXIES

        This Proxy Statement is being furnished to the shareholders of VitalStream Holdings, Inc., a Nevada corporation ("VitalStream" or the "Company"), in connection with the solicitation by the Board of Directors of the Company (the "Board of Directors") of proxies from holders of outstanding shares of the Company's common stock (the "Common Stock"), for use at the Annual Meeting of Shareholders of the Company to be held on Thursday, January 9, 2003, at 10 a.m., at the Company's offices, One Jenner, Suite 100, Irvine, California, and at any adjournment or postponement thereof (the "Annual Meeting"). This Proxy Statement, the Notice of Annual Meeting of Shareholders and the accompanying form of proxy are first being mailed to shareholders of the Company on or about December 12, 2002.

        The Company will bear all costs and expenses relating to the solicitation of proxies, including the costs of preparing, printing and mailing to shareholders this Proxy Statement and accompanying materials. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company, without receiving additional compensation therefor, may solicit proxies personally or by telephone, facsimile transmission, e-mail or web posting. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries representing beneficial owners of shares of the Common Stock for the forwarding of solicitation materials to such beneficial owners, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in doing so.

VOTING

Record Date

        The Board of Directors has fixed the close of business on December 2, 2002 as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). As of the Record Date, there were issued and outstanding 22,333,098 shares of Common Stock. The holders of record of the shares of Common Stock on the Record Date are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting. Accordingly, 22,333,098 votes are entitled to be cast on each matter submitted to a vote at the Annual Meeting.

Proxies

        Shares of Common Stock that are entitled to be voted at the Annual Meeting and that are represented by properly executed proxies will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such shares will be voted (i) FOR the election of each of the two (2) director nominees; (ii) FOR the ratification of the appointment by the Board of Directors of Rose, Snyder & Jacobs to be the independent auditors of the Company for the fiscal year ending December 31, 2003; (iii) FOR the proposal to approve the Company's 2001 Stock Incentive Plan; and

(iv) in the discretion of the proxy holders as to any matters incident to the conduct of the Annual Meeting.

        A shareholder who has executed and returned a proxy may revoke it at any time prior to its exercise at the Annual Meeting by (1) executing and returning a proxy bearing a later date, (2) filing with the Secretary of the Company, at the address first set forth above, a written notice of revocation bearing a later date than the proxy being revoked, or (3) voting the Common Stock covered thereby in person at the Annual Meeting.

Quorum and Required Vote

        A majority of the outstanding shares of Common Stock entitled to vote, represented in person or by properly executed proxy, is required for a quorum at the Annual Meeting. Abstentions and broker non-votes, which are indications by a broker that it does not have discretionary authority to vote on a particular matter, will be counted as "represented" for the purpose of determining the presence or absence of a quorum.

        In the election of directors, the two (2) nominees receiving the highest number of votes will be elected. The Company does not have cumulative voting for directors. Accordingly, abstentions and broker non-votes will not have the effect of being considered as votes cast against any matter considered at the Annual Meeting.

        The ratification of selection of an independent auditor, the approval of the Company's 2001 Stock Incentive Plan and any other matter presented for approval by the shareholders generally will be approved, in accordance with Nevada law, if the votes cast in favor of the matter exceed the votes opposing such matter. As a result, abstentions and broker non-votes will not affect the outcome of any such matter.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Directors and Nominees for Election as Directors

        Our Board of Directors is classified into three classes, and one class is elected at each annual meeting of shareholders to serve for three years or until their successors are elected. The term of Mr. Paul Summers will expire in 2004; the terms of Messrs. Philip N. Kaplan and Leonard Wanger will expire in 2003, and the term of Mr. Peter Grubstein expires in 2002, each as of the date of the annual meeting in such year. Effective as of the Annual Meeting, the Board of Directors expanded the Board of Directors to five (5) persons. The additional director will be elected at the Annual Meeting to a term that expires in 2005.

        At the Annual Meeting, two (2) of the five (5) directors of the Company are to be elected to serve until the 2005 annual meeting of shareholders and until their successors shall be duly elected and qualified. If any of the nominees should be unavailable to serve, which is not now anticipated, the proxies solicited hereby will be voted for such other persons as shall be designated by the present Board of Directors. The two (2) nominees receiving the highest number of votes at the Annual Meeting will be elected. Certain information with respect to each of the existing directors and each nominee for director is set forth below.

Name	Age	Positions	Director Since	Term Expires at Annual Meeting in
Paul S. Summers	37	Chairman of the Board of Directors, President, and Chief Executive Officer	April 2002	2004
Philip N. Kaplan	36	Director, Chief Operating Officer, and Secretary	April 2002	2003
Leonard Wanger	38	Director	April 2002	2003
Peter S.H. Grubstein	47	Director	April 2002	2002 (not nominated for re-election)
Charlie Lyons	48	Director nominee	New nominee	2005
Salvatore Tirabassi	31	Director nominee	New nominee	2005

        The following paragraphs set forth certain biographical information about each of the foregoing:

        Paul S. Summers has served as Chairman, President and Chief Executive Officer of the Company since its merger with VitalStream, Inc. Prior to the merger, Mr. Summers served as Chairman, President and Chief Executive Officer of VitalStream, Inc. since its inception in March 2000. Prior to founding VitalStream, Inc., Mr. Summers was Co-Founder, President and Chief Executive Officer of AnaServe, Inc. AnaServe was a web hosting company, founded in 1995, that was acquired by Concentric Network Corporation in August 1998. Mr. Summers remained employed by Concentric until April 1999. Mr. Summers holds a Bachelor of Science degree in marketing with an emphasis in advertising from the University of Southern California (1989).

        Philip N. Kaplan has served as Chief Operating Officer, Secretary and Director of the Company since its merger with VitalStream, Inc. Prior to the merger, Mr. Kaplan served as Chief Operating Officer, Secretary and a Director of VitalStream, Inc. since its inception in March 2000. Mr. Kaplan was also co-founder of AnaServe, Inc. where he held the position of Senior Vice President, Secretary and Treasurer from its formation in 1995 until its acquisition by Concentric Network Corporation in August 1998. Mr. Kaplan remained employed by Concentric until April 1999. Mr. Kaplan received a

Bachelor of Arts degree in Economics with a minor in Russian language from the University of California, Davis (1989).

        Leonard Wanger has served as Director of the Company since its merger with VitalStream, Inc. Mr. Wanger served as a Director of VitalStream, Inc. from May 2001 until the time of the merger of the Company with VitalStream, Inc. Since June 2002, Mr. Wanger has been a securities analyst at William Harris Investors. Additionally, he has served as an outside advisor to Acorn Funds and Wanger Asset Management, providing analysis on companies in software, computer graphics, and biotechnology. From 1999 until 2002, he served as Director of Engineering for MDL Information Systems (a Reed Elsevier company), a company engaged in drug discovery informatics. He served, commencing in 1995, as Director of Engineering for Interactive Simulations, Inc., a venture-backed start-up providing molecular modeling software for the pharmaceutical industry that was purchased by MDL in 1999. Mr. Wanger has a Bachelor of Science degree in computer science from the University of Iowa and a Masters of Architectural Science from Cornell University.

        Peter S.H. Grubstein has served as Director of the Company since its merger with VitalStream, Inc. Mr. Grubstein served as a Director of VitalStream, Inc. from June 2000 until the time of the merger of the Company with VitalStream, Inc. Since 2000, Mr. Grubstein has been the founder and Managing General Partner of the NextGen Enabling Technologies Fund, LP, a venture fund focused exclusively on materials science. From 1987 through 2000, Mr. Grubstein served as President of Grubstein Holdings Ltd., which specialized in private equity investments. Mr. Grubstein is currently a member of the Board of Directors of US Laboratories, Inc. Mr. Grubstein holds a Bachelor of Arts degree from Yale University (1977). Mr. Grubstein's term expires on the date of the Annual Meeting, and he has not been nominated for re-election.

        Charlie Lyons is a new director nominee and has not held any previous positions with the Company. Mr. Lyons is currently the Chief Executive Officer of Holding Pictures Entertainment, a film and television company, and the Chairman of the Board of Directors of RBG Capital Group, a venture capital firm. From September 1990 to November 1999, Mr. Lyons served as the Chairman of the Board of Directors and Chief Executive Officer of Ascent Entertainment Group, an entertainment company which was acquired by AT&T Liberty Media. Ascent was the majority shareholder of On Command Corporation (largest hotel cable company in the world), and was the sole owner of Ascent Network Services (provider of broadcast and network services to the NBC television network), Beacon Communications (filmed entertainment), the National Basketball Association Denver Nuggets, the National Hockey League Colorado Avalanche, and the developer and financier of $200 Million sports and entertainment facility (the Pepsi Center in downtown Denver, Colorado), and founded Colorado Studios in partnership with Liberty Media Group, the leading Colorado-based production company. From 1982 through 1990 Mr. Lyons held numerous executive positions at Marriott Corporation. Mr. Lyons is a past board member of the National Basketball Association and the National Hockey League. Mr. Lyons is also the founding board member of the Women's National Basketball Association.

        Salvatore Tirabassi is a new director nominee and has not held any previous positions with the Company. Mr. Tirabassi is currently a principal of Dolphin Equity Partners, a venture capital fund. The Directors of the Company are nominating Mr. Tirabassi pursuant to the terms of an Investor Rights Agreement entered into in connection with an investment by Dolphin Equity Partners discussed below under the heading "Certain Relationships and Related Transactions—Dolphin Investment." From May 1998 to July 1999, Mr. Tirabassi served as a marketing consultant to Diamond Lane Communications, a telecommunications equipment company; from May 1997 to May 1998, he studied at the University of Pennsylvania; and from December 1993 to April 1997, he served as a marketing consultant to Diefenbach Elkins (Futurebrand). Mr. Tirabassi received a Master of Business Administration degree from the Wharton School of the University of Pennsylvania, a Master of Science

degree in Telecommunications and Networking Engineering from the University of Pennsylvania and an AB from Harvard College in philosophy and foreign languages.

        No family relationship exists among any of the director nominees and any other directors of officers of the Company.

Meetings and Committees

        During the year ended December 31, 2002, our Board of Directors held 11 formal board meetings and met informally on numerous occasions and approved relevant matters by written consent. All incumbent directors attended at least 75% of all board meetings and applicable committee meetings.

        The Company does not presently have a standing audit committee, nominating committee or compensation committee.

Director Compensation

        Our directors do not receive cash compensation for their service as directors but are reimbursed for certain reasonable expenses incurred in attending board of director or committee meetings or incurred otherwise in conjunction with discharging their duties as directors. In addition, directors who are not officers are entitled to receive compensation to the extent that they provide services at rates that would be charged by such directors for such services to arm's length parties. No such amounts were paid to directors of the Company during the year ended December 31, 2002.

        Our directors are also entitled to participate in any stock option plans that we adopt from time to time. As such, the Company has granted an option for 75,000 shares of the Company's common stock to Leonard Wanger on May 10, 2002 with a strike price of $0.47 per share and an option for 50,000 shares to Peter Grubstein on September 9, 2002 with a strike price of $0.52 per share. As an incentive for him to become a director, Mr. Charlie Lyons was offered an option for 200,000 shares vesting over his term as a director. The Company would grant Mr. Lyons' such option upon his becoming a director. No other director holds any options to purchase the Company's common stock granted under our stock option plan.

Executive Officers and Key Employees

        In addition to Messrs. Summers and Kaplan, whose biographies are set forth above, certain biographical information is furnished below with respect to the following executive officers and key employees of the Company and its subsidiaries:

Name	Age	Position	Officer Since
Kevin D. Herzog	42	Chief Financial Officer and Treasurer	April 2002
David R. Williams	39	Vice President of Operations	April 2002
Stephen Smith	35	Chief Technical Officer	April 2002

        Kevin D. Herzog has served as Chief Financial Officer of the Company since its merger with VitalStream, Inc. Prior to the merger, Mr. Herzog served as Chief Financial Officer of VitalStream, Inc. since February 2001. From 1999 through 2000, Mr. Herzog served as Chief Financial Officer of ITB, a Beneventure Capital portfolio company. From 1997 through 1998, Mr. Herzog served as Chief Financial Officer of AnaServe. He has a Bachelor of Science in Accounting from Miami University (1982), a Masters in Business Administration in Finance with Honors from the University of Chicago (1993) and he is also a certified public accountant.

        David R. Williams has served as Vice President of Operations of the Company since its merger with VitalStream, Inc. Prior to the merger, Mr. Williams served as Vice President of Operations of VitalStream, Inc. Mr. Williams co-founded SiteStream Incorporated in 1999 and served as President and Chief Executive Officer of SiteStream until SiteStream's acquisition by VitalStream, Inc. in March 2001. Prior to joining SiteStream, Mr. Williams formed C4 Holdings Inc., a private equity investment fund focusing on the acquisition of small, established businesses, in 1995. Mr. Williams earned a BS in Business Administration from the University of Southern California (1986) and received an MBA from the Wharton School of the University of Pennsylvania (1992).

        Stephen Smith has served as Chief Technical Officer of the Company since its merger with VitalStream, Inc. Mr. Smith served as Chief Technical Officer of VitalStream, Inc. from March 2001 until the time of the merger of the Company with VitalStream, Inc. Mr. Smith co-founded SiteStream Incorporated in 1999 and served as SiteStream's Senior Vice President of Technology. Mr. Smith served as Chief Technical Officer for AnaServe, Inc. from 1995 until August 1998, when Concentric Networks acquired AnaServe. Mr. Smith holds a certification from Santa Cruz Operation for SCO UNIX and possesses specialized training for Microsoft, Silicon Graphics, Sun Microsystems, Cisco, FORE Systems ATM, Intel, Digital Equipment Corporation, and 3-COM products and services.

Executive Compensation

Summary Compensation Table

        The following table sets forth the aggregate compensation earned during each of 2000 and 2001 by each executive officer if such person received aggregate compensation in excess of $100,000 during 2001 or is expected to receive aggregate compensation in excess of $100,000 during 2002 (the "named executive officers"). In April 2002, the Company merged with VitalStream, Inc. All of the named executive officers were officers of VitalStream, Inc. prior to the merger. For periods prior to the merger, the information below reflects compensation paid by VitalStream, Inc.

					Long Term Compensation
		Annual Compensation			Awards
				Other Annual Compen- Sation(3) ($)		Securities Underlying Options/ SARs (#)		Payouts
					Restricted Stock Award(s) ($)				All Other Compen- sation ($)
Name and Principal Position	Year	Salary ($)(1)(2)	Bonus ($)					LTIP Payouts ($)
Paul S. Summers CEO and Chairman of the Board	12/31/01 12/31/00	$89,500 61,889	$0 0	$7,102 3,011	$0 0	0 0		$0 0	$0 0
Philip N. Kaplan, Director, Chief Operating Officer and Secretary	12/31/01 12/31/00	89,500 62,413	0 0	4,695 2,250	0 0	0 0		0 0	0 0
Kevin D. Herzog, Chief Financial Officer and Treasurer(4)	12/31/01 12/31/00	115,635 0	1,340 0	4,462 0	150,000 0	363,465 0	(4)	0 0	0 0
David R. Williams, VP of Operations(5)	12/31/01 12/31/00	54,605 0	0 0	1,673 0	0 0	363,465 0	(5)	0 0	0 0
Stephen Smith, Chief Technology Officer(6)	12/31/01 12/31/00	72,436 0	0 0	1,651 0	0 0	363,465 0	(6)	0 0	0 0

(1)
Messrs. Summers, Kaplan, Herzog, Williams and Smith each deferred a portion of their 2001 salaries, respectively $13,000, $13,000, $2,000, $10,000 and $9,000. VitalStream paid that deferral compensation to the executives on March 31, 2002.

(2)
As of May 1, 2002, annualized salaries for Messrs. Summers, Kaplan and Herzog, Williams and Smith are $120,000 each.

(3)
These amounts reflect the benefit to the named executive officer, on a cost basis, of amounts paid for health and dental insurance.

(4)
On November 1, 2001, Mr. Herzog was granted an option by VitalStream, Inc. to purchase up to 500,000 shares of VitalStream, Inc. common stock at an exercise price of $0.30 per share. As a result of a merger of VitalStream, Inc. with VitalStream Holdings, Inc. (formerly known as Sensar Corporation), the VitalStream, Inc. option was converted to a VitalStream Holdings, Inc. option. Upon exercise of the VitalStream Holdings, Inc. option, Mr. Herzog is entitled to receive, per share of VitalStream, Inc. common stock initially covered by the option, the number of shares of VitalStream Holdings, Inc. common that a holder of one share of VitalStream, Inc. common stock on the closing date of the merger is entitled to receive in the merger. The reported number assumes the initial conversion ratio of 0.72693. The conversion ratio is subject to adjustment of up to 1.3747 VitalStream Holdings, Inc. shares per VitalStream, Inc. share if certain criteria are satisfied during an eighteen-month period. In exchange for the $0.30 exercise price, Mr. Herzog is entitled to receive, per share of VitalStream, Inc. common stock, the number of shares of VitalStream Holdings, Inc. common stock that a holder of one share of VitalStream, Inc. common stock on the closing date of the merger is entitled to receive in the merger.

(5)
On November 1, 2001, Mr. Williams was granted an option by VitalStream, Inc. to purchase up to 500,000 shares of VitalStream, Inc. common stock at an exercise price of $0.30 per share. As a result of a merger of VitalStream, Inc. with VitalStream Holdings, Inc. (formerly known as Sensar Corporation), the VitalStream, Inc. option was converted to a VitalStream Holdings, Inc. option. Upon exercise of the VitalStream Holdings, Inc. option, Mr. Williams is entitled to receive, per share of VitalStream, Inc. common stock initially covered by the option, the number of shares of VitalStream Holdings, Inc. common that a holder of one share of VitalStream, Inc. common stock on the closing date of the merger is entitled to receive in the merger. The reported number assumes the initial conversion ratio of 0.72693. The conversion ratio is subject to adjustment of up to 1.3747 VitalStream Holdings, Inc. shares per VitalStream, Inc. share if certain criteria are satisfied during an eighteen-month period. In exchange for the $0.30 exercise price, Mr. Williams is entitled to receive, per share of VitalStream, Inc. common stock, the number of shares of VitalStream Holdings, Inc. common stock that a holder of one share of VitalStream, Inc. common stock on the closing date of the merger is entitled to receive in such merger.

(6)
On November 1, 2001, Mr. Smith was granted an option by VitalStream, Inc. to purchase up to 500,000 shares of VitalStream, Inc. common stock at an exercise price of $0.30 per share. As a result of a merger of VitalStream, Inc. with VitalStream Holdings, Inc. (formerly known as Sensar Corporation), the VitalStream, Inc. option was converted to a VitalStream Holdings, Inc. option. Upon exercise of the VitalStream Holdings, Inc. option, Mr. Smith is entitled to receive, per share of VitalStream, Inc. common stock initially covered by the option, the number of shares of VitalStream Holdings, Inc. common that a holder of one share of VitalStream, Inc. common stock on the closing date of the merger is entitled to receive in the merger. The reported number assumes the initial conversion ratio of 0.72693. The conversion ratio is subject to adjustment of up to 1.3747 VitalStream Holdings, Inc. shares per VitalStream, Inc. share if certain criteria are satisfied during an eighteen-month period. In exchange for the $0.30 exercise price, Mr. Smith is entitled to receive, per share of VitalStream, Inc. common stock, the number of shares of VitalStream Holdings, Inc. common stock that a holder of one share of VitalStream, Inc. common stock on the closing date of the merger is entitled to receive in such merger.

        We do not have a compensation committee of our board of directors, or any other board committee performing the functions of setting compensation levels for our Executive Officers.

Option/SAR Grants in Last Fiscal Year

        The following table provides information related to options to purchase capital stock granted to the named executive officers during the year ended December 31, 2001. VitalStream has never granted any stock appreciation rights. None of the executive officers identified below exercised any options during the 2001 fiscal year.

Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Appreciation for Option Term
	Number of Securities Underlying Options/SARs Granted (#)	% of Total Options/SARs Granted to Employees During Fiscal Year
Name				Exercise or Base Price ($/share)	Expiration Date	5%(4) ($)	10%(4) ($)
Kevin D. Herzog	363,465(1)	22.0	%(2)	$0.30(3)	October 31, 2006	$30,125	$66,569
David R. Williams	363,465(1)	22.0	%(2)	$0.30(3)	October 31, 2006	$30,125	$66,569
Stephen Smith	363,465(1)	22.0	%(2)	$0.30(3)	October 31, 2006	$30,125	$66,569

(1)
Represents options to purchase shares of VitalStream, Inc. common stock converted to VitalStream Holdings, Inc. options in the merger of VitalStream, Inc. with VitalStream Holdings, Inc. (formerly known as Sensar Corporation). Upon exercise of the option, the grantee is entitled to receive, per share of VitalStream, Inc. common stock initially covered by the option, the number of shares of VitalStream Holdings, Inc. common stock that a holder of one share of VitalStream, Inc. common stock on the closing date of the merger is entitled to receive in the merger. The reported number assumes the initial conversion ratio of 0.72693. The conversion ratio is subject to adjustment of up to 1.3747 VitalStream Holdings, Inc. shares per VitalStream, Inc. share if certain criteria are satisfied during an eighteen-month period.

(2)
Represents the percent of total options granted to VitalStream, Inc. employees during the 2001 fiscal year.

(3)
Represents the purchase price per share of VitalStream, Inc. common stock. In exchange for the $0.30 exercise price, the grantee is entitled to receive, per share of VitalStream, Inc. common stock, the number of shares of VitalStream Holdings, Inc. common stock that a holder of one share of VitalStream, Inc. common stock on the closing date of the merger of VitalStream, Inc. with VitalStream Holdings, Inc. (formerly known as Sensar Corporation) is entitled to receive in the merger.

(4)
These options were originally granted by VitalStream, Inc. and after the merger of the Company with VitalStream, Inc. were converted to options to purchase common stock of the Company. The common stock of VitalStream, Inc. was never quoted on any securities exchange or quotation service. For purposes of these columns, we have assumed that the market value of a share of common stock on the grant date of the options (November 1, 2001) was $0.30.

Aggregate Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

        The following table sets forth the information concerning the options to purchase capital stock exercised by the named executive officers during the year ended December 31, 2001, and the value of unexercised options as of December 31, 2001.

Name	Shares Acquired on Exercise (number)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at December 31, 2001 Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options/SARs at December 31, 2001 Exercisable/ Unexercisable(1)
Kevin D. Herzog	0	0	88,686 /274,779(1)	8,852 / 27,426
David R. Williams	0	0	123,578 / 239,887(1)	12,335 / 23,943
Stephen Smith	0	0	123,578 / 239,887(1)	12,335 / 23,943

(1)
Represents options to purchase shares of VitalStream, Inc. common stock converted to options of the Company in the merger of the Company with VitalStream, Inc. Upon exercise of the option, the grantee is entitled to receive, per share of VitalStream, Inc. common stock initially covered by the option, the number of shares of the Company's common stock that a holder of one share of VitalStream, Inc. common stock on the closing date of the merger is entitled to receive in the merger. The reported number assumes the initial conversion ratio of 0.72693. The conversion ratio is subject to adjustment of up to 1.3747 Company shares per VitalStream, Inc. share if certain criteria are satisfied during an eighteen-month period.

Executive Employment Agreements, Termination of Employment and Change of Control Arrangements

        All employees are employed pursuant to "at will" employment offer letters, governed according to the terms of our Employee Manual. Additionally, all employees sign a standard Confidentiality and Work Made for Hire Agreement and an Arbitration Agreement prior to becoming employees. Employee stock option agreements are governed according to the terms of the Company's stock option plan.

        On October 18, 2002, our Board of Directors approved employment agreements with Messrs. Summers, Kaplan, Herzog, Smith and Williams, pursuant to which these executive officers receive their previously authorized annual salary of $120,000, subject to adjustment as set forth below, and a termination benefit of one year's salary for Messrs. Summers, Kaplan and Herzog and six months salary for Messrs. Smith & Williams. Upon the Company's achievement of three consecutive months of positive EBITDA, the salaries of Messrs. Summers, Kaplan and Herzog shall increase to, respectively, $155,000, $150,000 and $145,000, retroactive to the beginning of the three-month EBITDA measurement period. The employment agreements permit the salaries of the five executives to increase, but not to decrease once such an increase is in effect. Additionally, Messrs. Summers, Kaplan and Herzog can earn at the end of each fiscal year an annual bonus of up to 35% of their annual salary based on the achievement of financial targets to be determined at the beginning of each fiscal year, jointly by the executives and the Board of Directors (or a committee thereof). Employment of the five executives is at-will, subject to the termination benefit outlined above, and the term of the agreement is open-ended.

Certain Relationships and Related Transactions

        The following discusses certain transactions between the Company and its officers, directors, director nominees and others that may be deemed to be affiliates.

  SiteStream Merger and Related Transactions

        Prior to the merger of the Company with VitalStream, Inc. (the "Merger"), VitalStream, Inc. acquired SiteStream in a merger transaction in which the stockholders of SiteStream received shares of VitalStream common stock and SiteStream became a wholly owned subsidiary of VitalStream. In connection with that transaction, VitalStream issued to David R. Williams and Stephen Smith, then executive officers of SiteStream and now executives of the Company, 462,291 and 537,003 shares of VitalStream, Inc. common stock, respectively, in respect of their ownership of SiteStream. In addition, on January 16, 2002, VitalStream, Inc. issued 50,854 shares of VitalStream, Inc. common stock to David R. Williams as a retention bonus in conjunction with his employment. On February 1, 2002, VitalStream, Inc. issued 39,330 shares of VitalStream, Inc. common stock to Stephen Smith as a retention bonus in conjunction with his employment. In March 2001, the Williams Family Trust, a living trust controlled by Robert Williams, the father of David R. Williams, exchanged 25,000 shares of SiteStream stock for 34,207 shares of VitalStream, Inc. common stock in conjunction with the merger between SiteStream and VitalStream, Inc. Those shares of VitalStream, Inc. common stock were converted to shares of the Company's common stock in the Merger.

        Also in conjunction with the merger between VitalStream, Inc. and SiteStream, VitalStream, Inc. assumed certain officer loans payable by SiteStream to David R. Williams. These loans were in the principal amount of $104,197, of which $48,880 was paid on September 30, 2001, $5,317 was paid on April 30, 2002 and $50,000 was paid on May 31, 2002, and bears simple interest at an annual rate of 4.86%. Additionally, VitalStream, Inc. paid Mr. Williams a total of $10,500 between August 2001 and April 2002 in order to compensate Mr. Williams for a vendor payment he made personally on behalf of SiteStream.

  Series C Preferred Stock Offering

        In September 2001, the persons set forth in the table that follows purchased shares of VitalStream, Inc. Series C Preferred Stock at the offering price of $0.50 per share in a private offering. All such shares of Series C Preferred Stock were converted into shares of VitalStream, Inc. common stock prior to the Merger and then into shares of the Company's common stock in the Merger.

Name	Relationship	Number of Company Shares Post Merger
Leonard Wanger (under the Wanger Family Trust)	Director	36,347(1)
Paul Summers	Director, President and Chief Executive Officer	72,693(1)
Philip N. Kaplan	Director and Chief Operating Officer	72,693(1)
Stacy Kaplan	Wife of Philip N. Kaplan	36,347(1)
Richard & Susan Kaplan (under the Richard & Susan Kaplan Revocable Trust)	Father and Mother of Philip N. Kaplan	72,693(1)
David R. Williams	Vice President of Operations	72,693(1)
Kevin D. Herzog	Chief Financial Officer	36,347(1)

(1)
Represents shares of VitalStream Holdings, Inc. common stock received in the Merger in exchange for shares of VitalStream, Inc. Series C Preferred Stock. The reported number assumes the initial conversion ratio of 0.72693. The conversion ratio is subject to adjustment of up to 1.3747 Company shares per VitalStream, Inc. share if certain criteria are satisfied during an eighteen-month period.

  Grant of Options to Executive Officers

        Prior to the Merger, VitalStream, Inc. also granted options for 500,000 shares of VitalStream, Inc. common stock at an exercise price of $0.30 per share to each of David R. Williams, Stephen Smith and Kevin D. Herzog. The options were granted under VitalStream, Inc.'s 2000 Stock Option/Stock Issuance Plan. In the Merger, the Company assumed those options. In January 2002, VitalStream, Inc. also granted 500,000 shares of VitalStream, Inc. common stock to Kevin D. Herzog, our Chief Financial Officer. Those shares were converted to shares of Company's common stock in the Merger. The conversion ratio (subject to adjustment during an eighteen month period following the Merger) is between 0.72693 and 1.3747 shares of Company Common Stock per shares of VitalStream, Inc. common stock.

  Proposed Epoch Acquisition

        On November 1, 2002, the Company and VitalStream Broadcasting Corporation ("Broadcasting"), a newly-formed wholly-owned subsidiary of the Company, entered into an Asset Purchase Agreement (the "Epoch Purchase Agreement") with Epoch Networks, Inc. and Epoch Hosting, Inc. (collectively, "Epoch"), pursuant to which Broadcasting has agreed to acquire the hosting and co-location business of Epoch, related equipment and a leasehold interest in a Los Angeles data center in exchange for $250,000 in cash and a number of shares of common stock of the Company constituting 16.5% of the outstanding shares of Common Stock of the Company on the closing date, subject to adjustment to avoid dilution from shares of Common Stock of the Company that may be issued to former VitalStream, Inc. Shareholders in connection with the Merger. The acquisition of the hosting and co-location businesses of Epoch pursuant to the Epoch Purchase Agreement is subject to the satisfaction or waiver of certain conditions precedent that have not been satisfied as of the date this Proxy Statement was first mailed to Shareholders. As of the date of this Proxy Statement, the 16.5% of outstanding common stock issuable under the Epoch Purchase Agreement represents approximately 4,833,690 shares of the Company's common stock. Approximately 95% of the equity interests of Epoch are indirectly owned by Dolphin. Salvatore Tirabassi, a nominee for director, is a principal of Dolphin.

  Proposed Dolphin Investment

        On November 1, 2002, simultaneous with its execution of the Epoch Purchase Agreement, the Company entered into a Note and Warrant Purchase Agreement (the "Note Purchase Agreement") with Dolphin Communications Fund II, L.P. and Dolphin Parallel Fund II (Netherlands), L.P. (collectively, "Dolphin") pursuant to which Dolphin has agreed to invest $1.1 million dollars in the Company in exchange for Convertible Promissory Notes (the "Dolphin Notes") with an aggregate principal amount of $1.1 million and warrants to purchase common stock of the Company (the "Dolphin Warrants"). Dolphin indirectly owns an approximately 95% equity interest in Epoch. The Dolphin Notes bear interest at the rate of 10% per annum, require quarterly payment of accrued interest and are due and payable in full on the three-year anniversary of the issue date. The Dolphin Notes are convertible into a number of shares of common stock of the Company constituting 13.2% of the outstanding shares of common stock of the Company on the closing date of the Epoch acquisition following the consummation of the Epoch acquisition, subject to adjustment to avoid dilution from shares of common stock of the Company that may be issued to former VitalStream shareholders under the contingent share provisions of the VitalStream Merger Agreement and that may be issued to Epoch pursuant to the Epoch Purchase Agreement. The Dolphin Warrants permit the holder to purchase up to an aggregate of 2.38% of the outstanding common stock of the Company as of the close of the Epoch acquisition, subject to adjustment on the same terms as the Dolphin Note, at an exercise price of $0.3432 per share during a three-year term. In addition, the Company has agreed to pay Dolphin a financing fee in shares of the Company's common stock with a fair market value of $25,000 and to pay attorneys fees of $42,500. As of the date of this report, assuming consummation of the Epoch acquisition, the Dolphin Note is convertible into 4,455,014 shares of the Company's common stock and the Dolphin Warrant is exercisable for 801,902 shares of the Company's common stock.

        As contemplated by the Note Purchase Agreement, on November 26, 2002, the transaction contemplated by the Note Purchase Agreement was partially funded. On such date, Dolphin funded $409,000 of the $1,100,000 in financing contemplated by the Note Purchase Agreement, and the Company issued Dolphin Notes in a proportionate amount and the Dolphin Warrants. The consummation of the remainder of the financing contemplated by the Note Purchase Agreement is contingent upon, and expected to occur simultaneously with, the consummation of the transaction contemplated by the Epoch Purchase Agreement.

        Pursuant to an investor rights agreement that the Company entered into in connection with the Note Purchase Agreement, we agreed to appoint or elect a Dolphin appointee to the Company's board of directors. That Dolphin appointee is Salvatore Tirabassi, who is one of the director nominees being nominated in this Proxy Statement.

Security Ownership of Certain Beneficial Owners and Management

        The table below sets forth information, as of December 2, 2002, as to each person who beneficially owns of record more than 5% of our outstanding common stock, and information as to the ownership of our common stock by each person serving or nominated as a director or executive officer of us and by all of our directors, director nominees and executive officers as a group. Except as otherwise indicated in the footnotes to this table, all shares will be owned directly, and the persons named in the table will have sole voting and investment power with respect to shares shown as beneficially being owned by them.

	ASSUMES INITIAL MERGER CONSIDERATION ONLY(1)				ASSUMES INITIAL MERGER CONSIDERATION PLUS FULL CONTINGENT CONSIDERATION(2)
Name	Ownership of Common Stock(3)		Percentage Ownership of Common Stock(4)		Ownership of Common Stock(3)		Percentage Ownership of Common Stock(4)
Executive Officers and Directors(5)
Paul S. Summers	2,980,420		13.1%		5,524,743		15.5%
Philip N. Kaplan	3,016,767	(6)	13.3	%(6)	5,592,118	(7)	15.7	%(7)
Kevin D. Herzog	580,091	(8)	2.5	%(8)	1,075,301	(9)	3.0	%(9)
Stephen Smith	632,490	(10)	2.8	%(10)	1,172,432	(11)	3.2	%(11)
David R. Williams	659,250	(12)	2.9	%(12)	1,222,036	(13)	3.4	%(13)
Peter Grubstein	146,926	(14)	0.6	%(14)	229,672	(15)	0.6	%(15)
Leonard Wanger	164,522	(16)	0.7	%(16)	278,293	(17)	0.8	%(17)
Salvatore Tirabassi	2,079,987	(18)	8.4	%(18)	3,152,639	(19)	8.1	%(19)
5% Stockholders (Who are not Executive Officers or Directors(8))
Liberty Wanger Asset Management	2,114,238	(20)	9.3	%(20)	3,919,120	(21)	11.0	%(21)
All Executive Officers and Directors as a Group (7 Persons)	10,260,453		40.3%		18,247,234		45.5%

(1)
Assumes that only the aggregate initial Merger consideration of 15,228,521 shares of our common stock and options and warrants to purchase 2,096,479 shares of our common stock are received by VitalStream, Inc. stockholders and option holders.

(2)
Assumes receipt by the VitalStream, Inc. stockholders, option holders and warrant holders of all of the 28,228,803 shares of our common stock and options and warrants to purchase 3,886,197 shares of our common stock that can be received if all contingent consideration of any sort is received in the Merger. The actual amount of consideration to be received by VitalStream, Inc. stockholders is expected to be between the aggregate initial consideration set forth in note (1) and the amounts set forth in this note (2).

(3)
Ownership numbers include shares of our common stock subject to options and warrants that are exercisable within 60 days of December 2, 2002.

(4)
In columns under the heading "Assumes Initial Merger Consideration Only," the percentages shown are based on the sum of (a) the 22,730,952 shares of our common stock issued and outstanding on December 2, 2002, and (b) the shares of our common stock subject to all options and warrants held by the person with respect to whom the calculation is being made (but not any other person) and exercisable within 60 days of December 2, 2002. In columns under the heading "Assumes Initial Merger Consideration Plus Full Contingent Consideration," the percentages shown are based on the sum of (a) the 22,730,952 shares of our common stock issued and outstanding on December 2, 2002, (b) the shares of our common stock subject to all options and warrants held by the person with respect to whom the calculation is being made (but not any other person) and exercisable within 60 days of December 2, 2002, (c) the additional 13,000,282 shares of our common stock that would be issued if all contingent consideration is received in the Merger, and (d) any additional shares of our common stock that would become subject options and warrants held by the person with respect to whom the calculation is made if all contingent consideration is received in the Merger.

(5)
Unless otherwise specified, the address of each stockholder is One Jenner, Suite 100, Irvine, CA 92618.

(6)
Represents 2,980,420 shares owned by Philip N. Kaplan, and 36,347 shares owned by Stacy Kaplan, the wife of Philip N. Kaplan.

(7)
Represents 5,524,743 shares owned by Philip N. Kaplan, and 67,375 shares owned by Stacy Kaplan, the wife of Philip N. Kaplan.

(8)
Represents 399,812 shares of our common stock and options to purchase 180,279 shares of our common stock.

(9)
Represents 741,122 shares of our common stock and options to purchase 334,179 shares of our common stock.

(10)
Represents 418,954 shares of our common stock and options to purchase 213,536 shares of our common stock.

(11)
Represents 776,605 shares of our common stock and options to purchase 395,827 shares of our common stock.

(12)
Represents 445,714 shares of our common stock and options to purchase 213,526 shares of our common stock.

(13)
Represents 826,209 shares of our common stock and options to purchase 395,827 shares of our common stock.

(14)
Represents 48,463 shares of our common stock and options to purchase 50,000 shares of our common stock owned by Mr. Grubstein and 48,463 shares of our common stock owned by Lyme Investments, LLC. Mr. Grubstein has sole voting power and sole investment power in Lyme Investments, LLC. The address for Lyme Investments is 1705 East Valley Road, Santa Barbara, CA 93108.

(15)
Represents 89,836 shares of our common stock and options to purchase 50,000 shares of our common stock owned by Mr. Grubstein and 89,836 shares of our common stock owned by Lyme Investments, LLC. Mr. Grubstein has sole voting power and sole investment power in Lyme Investments, LLC.

(16)
Represents 96,925 shares of our common stock and options to purchase 31,250 shares of our common stock owned by Mr. Wanger, and 36,347 shares of our common stock held in a trust that is beneficially owned by Mr. Wanger. The address for Mr. Wanger is 2 N. LaSalle, Suite 400, Chicago, IL 60610.

(17)
Represents 179,668 shares of our common stock and options to purchase 31,250 shares of our common stock owned by Mr. Wanger, and 67,375 shares of our common stock held in a trust that is beneficially owned by Mr. Wanger.

(18)
Represents 24,482 shares of our common stock owned by Dolphin Communications Fund II, LP, 2,751 shares of our common stock owned by Dolphin Communications Parallel Fund II (Netherlands), LP, warrants to purchase 601,968 shares of our common stock owned by Dolphin Communications Fund II, LP, warrants to purchase 67,629 shares of our common stock owned by Dolphin Communications Parallel Fund II (Netherlands), LP, a note which is convertible into 1,243,458 shares of our common stock owned by Dolphin Communications Fund II, LP and a note which is convertible into 139,699 shares of our common stock owned by Dolphin Communications Parallel Fund II (Netherlands), LP. Mr. Tirabassi is a principal in Dolphin Equity Partners which has sole voting power and sole investment power in both Dolphin Communications Fund II, LP and Dolphin Communications Parallel Fund II (Netherlands), LP.

(19)
Represents 24,482 shares of our common stock owned by Dolphin Communications Fund II, LP, 2,751 shares of our common stock owned by Dolphin Communications Parallel Fund II (Netherlands), LP, warrants to purchase 916,522 shares of our common stock owned by Dolphin Communications Fund II, LP, warrants to purchase 102,968 shares of our common stock owned by Dolphin Communications Parallel Fund II (Netherlands), LP, a note which is convertible into 1,893,218 shares of our common stock owned by Dolphin Communications Fund II, LP and a note which is convertible into 212,698 shares of our common stock owned by Dolphin Communications Parallel Fund II (Netherlands), LP. Mr. Tirabassi is a principal in Dolphin Equity Partners which has sole voting power and sole investment power in both Dolphin Communications Fund II, LP and Dolphin Communications Parallel Fund II (Netherlands), LP.

(20)
Represents 1,472,651 shares of our common stock held of record by Acorn Investment Trust and 641,587 shares of our common stock held of record by Westcoast & Co. These holdings are managed by Liberty Wanger Asset Management, which holds the power to vote and dispose of such shares. Mr. John Park is the employee of Liberty Wanger Asset Management with responsibility for managing this investment. The address for Liberty Wanger is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.

(21)
Represents 2,729,823 shares of our common stock held of record by Acorn Investment Trust and 1,189,297 shares of our common stock held of record by Westcoast & Co. These holdings are managed by Liberty Wanger Asset Management, which holds the power to vote and dispose of such shares. Mr. John Park is the employee of Liberty Wanger Asset Management with responsibility for managing this investment. The address for Liberty Wanger is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, as well as persons who beneficially own more than ten percent of the Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Reporting persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that no forms were delinquent or were not filed during the most recent fiscal year or prior years (to the extent not previously disclosed).

PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT
OF INDEPENDENT PUBLIC ACCOUNTANTS AND
CHANGES IN INDEPENDENT PUBLIC ACCOUNTANTS

Independent Auditors

        The Company's independent auditor since May 9, 2002 has been Rose, Snyder & Jacobs, a corporation of certified public accountants ("Rose Snyder"). The Board of Directors has decided to continue the appointment of Rose Snyder as the Company's independent auditors for the fiscal year ended December 31, 2003 and is seeking ratification of such appointment. Representatives of Rose Snyder will not be present at the Annual Meeting and, accordingly, will not be available to respond to questions or have the opportunity to make a statement.

Change in Auditors

        (a)  Grant Thornton LLP, the independent public accountants initially retained by the Company for the fiscal year ended December 31, 2002, were dismissed as of May 9, 2002. The decision to change independent public auditors was recommended by management and approved by the board of directors of the Company. (The Company does not have a separate audit committee at this time). As previously disclosed, on April 23, 2002, the Company consummated a merger pursuant to which VitalStream, Inc. became a wholly-owned subsidiary of the Company and the business and management of VitalStream, Inc. became the business and management of the Company. Although the Company had not retained the services of Rose Snyder prior to May 9, 2002, Rose Snyder served as independent public accountants to VitalStream, Inc., initially (through its wholly-owned subsidiary, SiteStream, Incorporated) beginning September 2000, and then was subsequently retained by VitalStream, Inc. Because the business of VitalStream, Inc. constitutes substantially all of the business operations of the Company, management retained Rose Snyder to maintain continuity with its auditors. In connection with the audit of the Company's financial statements for the fiscal years ended December 31, 2001 and December 31, 2000 and the subsequent interim period ended May 9, 2002, there were no disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to Grant Thornton LLP's satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. The audit reports of Grant Thornton LLP on the consolidated financial statements of the Company and its subsidiaries as of and for the fiscal years ended December 31, 2001 and December 31, 2000 did not contain any adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

        (b)  Pursuant to the recommendation of management and the approval of the board of directors of the Company, the Company has appointed Rose Snyder as the Company's independent public accountants for the fiscal year ended December 31, 2002. The Company engaged Rose Snyder as independent public accountants effective May 9, 2002. No consultations occurred between the Company and Rose Snyder during the two fiscal years and any interim period preceding the appointment of Rose Snyder regarding the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on the Company's financial statements, any matter that was subject to a disagreement with Grant Thornton or any reportable event.

        (c)  The Company requested that Grant Thornton LLP review the foregoing disclosure regarding the change in the Company's accountants in connection with an Amendment No. 1 to Current Report on Form 8-K/A filed with the SEC on May 16, 2002 first reporting such change. The response of Grant Thornton LLP to the disclosure is set forth below:

  We have read Item 4 of the Form 8-K/A of Sensar Corporation dated May 15, 2002 and agree with the statements concerning our Firm contained therein, except we are not in a position to agree or disagree with the Company's statements in paragraph(a) that the change was recommended by management and approved by the board of directors, its statements in paragraph(b) regarding its past and current relationship with Rose, Snyder & Jacobs, or its statements relating to the merger that was consummated with VitalStream, Inc.

Audit Fees

        The aggregate fees for professional services rendered by Grant Thornton LLP in connection with its audit of the Company's consolidated financial statements and reviews of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q for fiscal year ended December 31, 2001 were $18,387.

        The aggregate fees for professional services rendered by Rose Snyder in connection with its audit of the consolidated financial statements of VitalStream, Inc. for the fiscal year ended December 31, 2001 and the period from inception to December 31, 2000 were $33,000.

Financial Information Systems Design and Implementation Fees

        Neither Rose Snyder nor Grant Thornton LLP provided any services to the Company related to financial systems design and implementation during the fiscal year ended December 31, 2001.

All Other Fees

        Neither Rose Snyder nor Grant Thornton LLP provided any other services to the Company.

        The Board of Directors recommends that shareholders vote FOR ratification of the appointment of Rose Snyder as the Company's independent auditor for the current fiscal year ending December 31, 2003.

PROPOSAL NO. 3—APPROVAL OF 2001 STOCK INCENTIVE PLAN

        In January 2002 (as amended in March 2002), the Board of Directors adopted the 2001 Stock Incentive Plan (Amended and Restated) (the "Plan"), reserving 8,000,000 shares of Common Stock for issuance under the Plan. The Plan will be submitted to the shareholders for approval at the Annual Meeting. The Board of Directors of the Company believes that the availability of stock options and other stock incentives is an important factor in the Company's ability to attract and retain qualified employees and to provide an incentive for them to exert their best efforts on behalf of the Company.

        As of the date of this Proxy Statement, no OTC Bulletin Board, SEC or other federal rules governing the operations of the Company require the Company to obtain shareholder approval of its Plan. Approval of the Plan by shareholders may be required, however, by the securities laws of the

State of California. In addition, the Company believes that it is good practice to seek shareholder approval for any stock incentive plan.

Description of the 2001 Stock Incentive Plan

        The following summary of the Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which is available from the Company upon request.

        Shares Reserved for Issuance Under the Plan.    The Company has reserved a total of 8 million shares of common stock of the Company for issuance under the Plan. The number and kind of shares available for grants under the Plan will be adjusted proportionately by the Board of Directors if the outstanding common stock of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any stock split, distribution, reverse stock split, combination of shares, dividend payable in shares, recapitalization or reclassification.

        Types of Awards.    The Plan authorizes the Board of Directors to grant non-incentive stock options, stock bonuses, restricted stock and performance-based awards.

        Eligibility.    Grants under the Plan may be awarded to selected directors, officers and employees of the Company or any parent or subsidiary of the Company and non-employee agents, consultants, advisers and independent contractors of the Company or any parent or subsidiary of the Company. Although no person is entitled to receive benefits under the Plan, currently, all five directors, all five executive officers and all 39 employees of the Company are eligible to participate in the Plan if the Board of Directors elects to grant them awards under the Plan. In addition, all non-employee agents, consultants, advisors and independent contractors are eligible to participate in the Plan.

        Administration.    The Board of Directors administers the Plan. Subject to the terms of the Plan, the Board of Directors may from time to time adopt and amend rules relating to the administration of the Plan, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The Board of Directors may delegate to a committee of the Board of Directors any or all authority for administration of the Plan other than the right to amend or terminate the Plan.

        Amendment and Termination of the Plan.    The Board of Directors may amend the Plan at any time in any respect. Except for the conversion of Incentive Stock Options that exceed the $100,000 Limitation (as defined below) to Non-statutory Stock Options and changes in outstanding options in connection with changes in capital structure and Significant Transactions (as defined below under the heading Merger, Reorganization, Dissolution, Stock Split or Similar Event), no change in an option already granted may be made without the consent of the holder of the option. The Plan continues in effect until the earliest to occur of (a) January 28, 2012, (b) the date all shares available for issuance under the Plan have been issued and all restrictions on the shares have lapsed, and (c) the date set by the Board of Directors.

        Limitations.    Only employees are eligible to receive Incentive Stock Options. Additionally, if the aggregate fair market value of stock (determined as of the date the option is granted) for which Incentive Stock Options granted under this Plan are exercisable for the first time by an employee during any calendar year exceeds $100,000 (the "$100,000 Limitation") the portion of the option or options not exceeding $100,000, to the extent of whole shares, will be treated as an Incentive Stock Option and the remaining portion of the option or options will be treated as a Non-Statutory Stock Option.

  Description of Stock Options

        Option Terms.    With respect to each option grant, the Board of Directors is authorized to, subject to any restrictions set forth in the Plan, determine the number of shares subject to the option, the exercise price, the period of the option, and the time or times at which the option may be exercised. At the time of the grant of a stock option or at any time thereafter, the Board of Directors may provide that an optionee who exercised an option with Common Stock will automatically receive a new option to purchase additional shares equal to the number of shares surrendered and may specify the terms and conditions of such new options.

        Option Price.    The Board of Directors determine the option exercise price per share at the time of grant. The exercise price per share for Non-statutory Stock Options may not be less than 85% of the fair market value of the common stock on the date of grant. The exercise price for Incentive Stock Options may not be less than 100 percent of the fair market value of the common stock on the date of the grant. If the recipient of a stock option owns at the time of the grant stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, then the exercise price for the stock option may not be less than 110 percent of the fair market value of the common stock on the date of grant.

        Duration of Options.    Options granted under the Plan expire on the date fixed by the Board of Directors, subject to the following limitations:

  •
  If the Plan is not approved by the shareholders of the Company on or before January 28, 2003, all stock options granted after March 15, 2002 will automatically terminate.

  •
  No option may be exercised after the expiration of 10 years from the date it is granted.

  •
  If the recipient of a stock option owns at the time of grant stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company, the expiration date of the option may not be more than five years after the date of grant.

        Exercise of Options.    Stock options may be exercised in amounts and at times determined by the Board of Directors, except that options granted to persons who are not officers, directors or consultants of the Company, its parent or a subsidiary must vest with respect to at least 20% of the subject options each year following the date of grant.

        Except as described under the heading "Termination of Employment, Disability or Death" below or as determined by the Board of Directors, an option may not be exercised unless, when exercised, the optionee is an employee of, or is providing service to, the Company or a parent or subsidiary of the Company and has been continuously so employed or providing service since the date the option was granted. Absence on leave approved by the Company, a parent or subsidiary or on account of illness or disability shall not be deemed a termination or interruption of employment or service for this purpose. Unless otherwise determined by the Board of Directors, vesting of options shall continue during a medical, family or military leave of absence, whether paid or unpaid, and vesting of options shall be suspended during any other unpaid leave of absence.

        As a condition to the exercise of options under the Plan, the optionee must comply with any requirements specified by the Company for satisfaction of applicable federal, state and local tax withholding requirements, as well as any applicable federal or state securities laws. Compliance with tax withholding requirements may include, without limitation, a requirement that the optionee pay to the Company in cash or by checks amounts necessary to satisfy any applicable tax withholding requirements.

        Early Dispositions of Incentive Stock Options.    If within two years after an Incentive Stock Option is granted or within 12 months after an Incentive Stock Option is exercised, the optionee sells or otherwise disposes of common stock acquired on exercise of the Option, the optionee is required to, within 30 days of the sale or disposition, notify the Company in writing of (i) the date of the sale or disposition, (ii) the amount realized on the sale or disposition and (iii) the nature of the disposition (e.g., sale, gift, etc.).

        Termination of Employment, Disability or Death.    Unless otherwise determined by the Board of Directors at any time, if an optionee ceases to be employed by or to provide service to the Company, any parent or subsidiary of the Company for any reason other than death or total disability, the optionee may exercise any option then held at any time prior to the earlier of its expiration date or 30 days following the termination date, but only if and to the extent the option was exercisable as of the termination date. Any portion of an option not exercisable at the date of termination will lapse.

        Unless otherwise determined by the Board of Directors, if the optionee's employment or service terminates because of total disability, the optionee may exercise any option then held at any time prior to the earlier of its expiration date or 12 months after the date of termination, but only to the extent the option was exercisable on the date of termination.

        Unless otherwise determined by the Board of Directors, if an optionee dies while in the employment of or providing services to the Company or any parent or subsidiary of the Company, the option then held may be exercised by the optionee's legal heirs at any time prior to the earlier of its expiration date or 12 months after the date of death, but only if and to the extent the option was exercisable as of the date of death.

        Non-Transferability of Options.    Each stock option granted under the Plan by its terms is nonassignable and nontransferable by an optionee, either voluntarily or by operation of law, other than by will or the laws of descent or distribution upon the death of an optionee, by instrument to an intervivos or testamentary trust in which the options are to be passed to beneficiaries upon the death of the person establishing the trust or by gift to immediate family. An option may be exercised only by an optionee or, after death, by a successor or representative of an optionee.

        Merger, Reorganization, Dissolution, Stock Split or Similar Event.    In the event of a merger, consolidation, plan of exchange, acquisition of property or stock, split-up, split-off, spin-off, reorganization or liquidation to which the Company is a party or any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or the transfer by one or more shareholders, in one transfer or several related transfers, of 50% of more of the Common Stock outstanding on the date of such transfer (or the first of such related transfers) to persons, other than wholly-owned subsidiaries or family trusts, who were not shareholders of the Company prior to the first such transfer (each, a "Significant Transaction"), the Board of Directors is required to, in its sole discretion and to the extent possible under the structure of the Significant Transaction, select one of the following alternatives for treating outstanding options under the Plan:

  •
  Outstanding options shall remain in effect in accordance with their terms; or

  •
  Outstanding options shall be converted into options to purchase stock in one or more of the corporations, including the Company, that are the surviving or acquiring corporations in the Significant Transaction (with the amount, type of securities subject thereto and exercise price of the converted options being determined by the Board of Directors taking into account the relative values of the companies involved in the Significant Transaction); or

  •
  The Board of Directors shall provide a period of 10 days or less before the completion of the Significant Transaction during which outstanding options may be exercised to the extent then exercisable, and upon the expiration of that period, all unexercised options shall immediately terminate. (The Board of Directors may, in its sole discretion, accelerate the exercisability of options so that they are exercisable in full during that period.)

        In the event of the dissolution of the Company, options will be treated as provided in the immediately preceding paragraph.

  Stock Bonuses

        The Board of Directors may award shares under the Plan as stock bonuses. Shares awarded as a bonus are subject to the terms, conditions and restrictions determined by the Board of Directors. The restrictions may include restrictions concerning transferability and forfeiture of the shares awarded. The Board of Directors may require the recipient to sign an agreement as a condition of the award, but may not require the recipient to pay any monetary consideration other than amounts necessary to satisfy tax withholding requirements. The agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors. The certificates representing the shares awarded are required to bear any legends required by the Board of Directors.

  Restricted Stock

        The Board of Directors may issue shares of "restricted stock" under the Plan for any consideration (including promissory notes and services) determined by the Board of Directors. Shares of restricted stock issued under the Plan are subject to the terms, conditions and restrictions of the Plan and any other terms, conditions and restrictions determined by the Board of Directors. The restrictions may include, subject to any limitations imposed by applicable law, without limitation, restrictions concerning transferability, repurchase by the Company and forfeiture of the shares issued.

  Performance-based Awards

        Under the Plan, the Board of Directors may grant performance-based awards. These awards are intended to qualify as qualified performance-based compensation under Section 162(m) of the Internal Revenue Code and regulations thereunder ("Performance-based Awards"). Performance-based Awards are denominated at the time of grant either in common stock of the Company or in dollar amounts. Performance-based Awards may be granted in whole or in part if the Company achieves written objective goals established by the Board of Directors over a designated period of time. Payment of an award earned may be in cash or stock or both as determined by the Board of Directors. In addition to the requirement that participants satisfy certain performance goals, the Board of Directors may impose additional restrictions to payment under a Performance-based Award.

        No participant may receive in any fiscal year stock-based performance awards under which the aggregate amount payable under the awards exceeds the equivalent of 500,000 shares of the common stock of the Company or cash-based performance awards under which the aggregate amount payable exceeds $500,000.

Federal Income Tax Consequences

        The following is a general discussion of certain federal income tax consequences of awards granted under the Plan. The discussion does not describe any tax consequences under the tax laws of any state, locality or foreign jurisdiction. Furthermore, the discussion is based on the provisions of the Internal Revenue Code and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed or modified retroactively so as to result in federal income tax consequences different from those discussed below. The discussion below does not discuss all federal tax consequences that may be relevant to a particular grantee, and is not intended as tax advice. Each grantee should consult his or her individual tax adviser.

  Non-statutory Stock Options

        General.    No income is realized by the grantee of a Non-statutory Stock Option until the option is exercised. When a Non-statutory Stock Option is exercised, the optionee realizes ordinary compensation income, and the Company generally becomes entitled to a deduction, in the amount by which the fair market value of the shares subject to the Non-statutory Stock Option at the time of exercise exceeds the exercise price. With respect to options exercised by certain executive officers, the Company's deduction can in certain circumstances be limited by the $1,000,000 cap on deductibility set forth in Section 162(m) of the Internal Revenue Code. The Company is required to withhold on all amounts treated as ordinary income to optionees. Upon the sale of shares acquired by exercise of a Non-statutory Stock Option, the amount by which the sale proceeds exceed the market value of the shares on the date of exercise will constitute long-term capital gain if the shares are held as capital assets and have been held for more than one year.

        Exercise Using Previously Acquired Shares.    If an optionee exercises a Non-statutory Stock Option using previously acquired shares (the "exercise shares"), the tax results of the option exercise generally will be as set forth above, except that for purposes of determining the tax consequences upon disposition of the shares acquired upon exercise of the option (the "option shares"), the option shares will be divided into two groups. The first group, consisting of the number of option shares equal to the number of exercise shares, will have a tax basis equal to the tax basis of the exercise shares immediately before the exercise of the option. The second group, consisting of the balance of the option shares, will have a tax basis equal to the market value of the shares on the date of exercise of the option. The gain upon disposition of option shares will be the excess of the sales proceeds over the tax basis of the shares. If the exercise shares were acquired on exercise of an Incentive Stock Option, the option shares in the first group generally will be treated for tax purposes as if they were acquired at the same time as the exercise shares. The use of shares previously acquired on exercise of an Incentive Stock Option to exercise a Non-statutory Stock Option will not be treated as an early disposition of the exercise shares even though the applicable holding periods have not been satisfied. Before exercising a Non-statutory Stock Option using exercise shares, optionees should consult their individual tax advisers.

  Incentive Stock Options

        General.    No income will be recognized by an optionee upon either grant or exercise of an Incentive Stock Option. The amount by which the market value of shares issued upon exercise of an Incentive Stock Option exceeds the exercise price, however, is included in the optionee's alternative minimum taxable income and may, under certain conditions, be taxed under the alternative minimum tax. If the optionee holds shares acquired upon exercise of an Incentive Stock Option for two years after the date of grant and one year after the date of exercise (the "holding periods"), and if the optionee has been an employee of the Company (or of any parent or subsidiary of the Company) at all times from the date of grant to the date three months before exercise, then any gain realized by the optionee upon sale or exchange of the shares generally will be long-term capital gain and any loss generally will be long-term capital loss.

        Generally, if an optionee disposes of shares acquired upon exercise of an Incentive Stock Option within the holding periods and all requirements other than the holding period rules are met (an "early disposition"), the optionee generally will recognize ordinary compensation income for the year of disposition equal to the lesser of (i) the excess of the market value of the shares on the date of exercise over the exercise price or (ii) the excess of the amount realized on disposition of the shares over the exercise price. The remainder of the gain realized upon the early disposition, if any, generally will be short-term or long-term capital gain. If shares acquired upon exercise of an Incentive Stock Option are disposed of in an early disposition, the Company generally will be entitled to a deduction in the year of disposition equal to the amount of ordinary compensation income recognized by the optionee. With respect to shares purchased by certain executive officers, the Company's deduction can, in certain circumstances, be limited by the $1,000,000 cap on deductibility under Section 162(m) of the Internal Revenue Code.

        Exercise Using Previously Acquired Shares.    If an optionee exercises an Incentive Stock Option using exercise shares to acquire new option shares, the tax results generally will be as set forth above with the following exceptions. If the exercise shares were acquired on exercise of an Incentive Stock Option and the applicable holding periods have not been satisfied with respect to the exercise shares, the optionee will be treated as having made an early disposition of the exercise shares and accordingly will have ordinary compensation income for the year of disposition as discussed above.

        In addition, regulations proposed by the Internal Revenue Service divide the option shares into two groups for purposes of determining the tax consequences upon their disposition. The first group, consisting of the number of option shares equal to the number of exercise shares, will have a tax basis equal to the tax basis of the exercise shares immediately before exercise of the option, increased by any amount recognized as ordinary compensation income on the disposition of the exercise shares. The second group, consisting of the balance of the option shares, will have a tax basis of zero. The gain upon disposition of option shares will be the excess of the sales proceeds over the tax basis of the shares. If the exercise shares were acquired on exercise of an Incentive Stock Option and the applicable holding periods had been satisfied with respect to the exercise shares, the option shares in the first group generally will be treated for tax purposes as if acquired at the same time as the exercise shares. Only shares in the second group will effectively be subject to the Incentive Stock Option holding periods, and on an early disposition of those shares an amount equal to their market value on the date of exercise will be treated as ordinary compensation income. The disposition of any option share, however, will be treated as the disposition of a share in the second group until either all of the shares in the second group have been disposed of or the holding periods have been satisfied. Before exercising an Incentive Stock Option using exercise shares, optionees should consult their individual tax advisers.

  Stock Bonuses.

        A stock bonus will generally result in compensation income for the recipient equal to the fair market value of the stock granted on the date it is granted. When the recipient sells the stock obtained as a stock bonus, the recipient will recognize capital gain or loss in an amount equal to the amount realized upon the sale less the recipient's basis. The recipient's basis will be any income previously recognized with respect to the stock.

  Restricted Stock.

        No income is recognized by a recipient of restricted stock upon the grant of the stock, unless the recipient elects within 30 days (pursuant to section 83(b) of the Internal Revenue Code) to recognize income at the time the recipient receives the stock. If the recipient makes the section 83(b) election, the recipient may not deduct amounts subsequently returned to the Company. If the recipient does not make the section 83(b) election, the recipient will generally recognize ordinary income and be subject to reporting and withholding requirements when the restrictions on the stock are removed. The income recognized by the recipient will be the fair market value of the restricted stock on the date the restrictions are removed less any amount paid for the shares. When the recipient sells the restricted stock, the recipient will recognize capital gain or loss in an amount equal to the amount realized upon the sale less the recipient's basis. The recipient's basis will be what the recipient paid for the restricted stock plus any income previously recognized.

  Performance-based Awards.

        No income is recognized by a recipient of a performance-based award upon the grant of the award. The recipient will generally recognize ordinary income and be subject to reporting and withholding requirements when the performance criteria established in the award are achieved. If payment of the award is in cash, the income recognized will be the amount of cash receivable by the recipient on the date the performance criteria is achieved less any amount paid for the shares. If payment of the award is in the form of stock, the income recognized will be the fair market value of the stock on the date the performance criteria are achieved less any amount paid for the shares. If payment of the award is in the form of stock, when the recipient sells the stock, the recipient will recognize capital gain or loss in an amount equal to the amount realized upon the sale less the recipient's basis in the stock. The recipient's basis will be what the recipient paid for the restricted stock plus any income previously recognized.

Restrictions on Transferability of Options and Shares

  Non-Transferability of Options

        The Company is under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended (the "Securities Act") of any shares of common stock to be issued under the Plan or to effect similar compliance under any state laws; provided, however, the Company has filed a registration statement on Form S-8 with respect to the Plan. The Company is not obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws and regulations of any governmental authority and the requirements of any securities exchange on which shares of common stock are traded. The Company may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the Plan, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends as the Company, in its sole discretion, deems necessary or desirable.

        The Board of Directors recommends a vote FOR Proposal 3. The proposal to approve the 2001 Plan must be approved by the holders of at least a majority of the votes cast at the Annual Meeting. Abstentions and broker nonvotes are counted for purposes of determining whether a quorum exists at the Annual Meeting but are not counted and have no effect on the results of the vote.

Number of Options Received or to Be Received by Specified Persons

        The following table contains information regarding the number of options to purchase Common Stock granted under the Plan to the groups and individuals in the table as of November 30, 2002. No awards other than options have been granted under the Plan. The Company is unable to determine the amount of awards that may be granted in the future to such groups and individuals because grants of awards are subject to the discretion of the Board of Directors.

Name and Position	Number of Options Received Under the Plan
Paul S. Summers, CEO, President, and Chairman of the Board	0
Steven P. Strasser, Former CEO and Former Chairman of the Board	825,000
Philip N. Kaplan, Director, Chief Operating Officer, and Secretary	0
Andrew C. Bebbington, Former Chief Operating Officer and Former Director	825,000
Kevin D. Herzog, Chief Financial Officer and Treasurer	613,466
David R. Williams, Vice President of Operations	383,466
Stephen Smith, Chief Technical Officer	383,466
Salvatore Tirabassi, Nominee	None
Charlie Lyons, Nominee	None
All current executive officers as a group	1,380,398
All current directors who are not executive officers as a group	125,000
All employees, including all current officers who are not executive officers, as a group	932,327

        The closing price of a share of common stock of the Company on December 6, 2002, as reported by the OTC Bulletin Board, was $0.45 per share.

OTHER MATTERS

        As of the date of this Proxy Statement, the Board of Directors knows of no other matters to be presented for action at the Annual Meeting. If, however, any further business should properly come before the Annual Meeting, the persons named as proxies in the accompanying form will vote on such business in accordance with their best judgment.

PROPOSALS OF SHAREHOLDERS

        In order to be included in the proxy statement and form of proxy relating to the Company's annual meeting of shareholders to be held in 2003, proposals that shareholders intend to present at such annual meeting must be received by the corporate secretary of the Company, at the Company's executive offices, One Jenner, Suite 100, Irvine, California 92618, within a reasonable period of time prior to the Company's mailing of its proxy materials with respect to such meeting. The 2003 annual meeting is expected to occur during May or June 2003, and proxy materials are expected to be mailed during April or May 2003. Any shareholder proposal also must be proper in form and substance, as determined in accordance with the Securities Exchange Act of 1934, the rules and regulations promulgated thereunder and the Company's bylaws. Pursuant to rules adopted by the SEC, if a shareholder intends to propose any matter for a vote at the Company's annual meeting of shareholders to be held in the 2003 calendar year but fails to notify the Company of such intention a reasonable time prior to the date of such meeting, then a proxy solicited by the board of directors may be voted on such matter in the discretion of the proxy holder, without discussion of the matter in the proxy statement soliciting such proxy and without such matter appearing as a separate item on the proxy card. Please note that that, pursuant to the Company's bylaws, any nomination for director or shareholder proposal is required to be submitted within certain time periods and accompanied by certain information, as set forth in the Company's bylaws.

ADDITIONAL INFORMATION

        The Company will provide without charge to any person from whom a proxy is solicited by the Board of Directors, upon the written request of such person, a copy of the Company's 2001 Stock Incentive Plan (Amended and Restated) and/or the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, including the financial statements and schedules thereto (as well as exhibits thereto, if specifically requested and payment is made for actual reproduction costs of such exhibits). Written requests for such information should be directed to Kevin Herzog at One Jenner, Suite 100, Irvine, California 92618, phone number: (949) 743-2000.

PROXY
VitalStream Holdings, Inc.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Paul Summers and Philip Kaplan, and each of them, as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of Common Stock of VitalStream Holdings, Inc., a Nevada corporation (the "Company"), held of record by the undersigned on December 2, 2002, at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at VitalStream's corporate office located at One Jenner, Suite 100, Irvine, California 92618, on Thursday, January 9, 2003, at 10:00 a.m. PST, or at any adjournment or postponement thereof, upon the matters set forth below, all in accordance with and as more fully described in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged.

1.    ELECTION OF DIRECTORS, each to serve until the 2005 annual meeting of shareholders of the Company and until their respective successors shall have been duly elected and shall qualify.

☐ FOR all nominees listed below (except as marked to the contrary).	☐ WITHOUT AUTHORITY to vote for all nominees listed below.

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

SALVATORE TIRABASSI	CHARLIE LYONS

2.    PROPOSAL TO RATIFY the appointment of Rose, Snyder & Jacobs as independent auditors of the Company for the fiscal year ending December 31, 2003.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.    PROPOSAL TO APPROVE the Company's 2001 Stock Incentive Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.    In their discretion, the proxies are authorized to vote upon matters incident to the conduct of the Annual Meeting.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED ABOVE, FOR THE RATIFICATION OF THE APPOINTMENT OF ROSE, SNYDER & JACOBS AS INDEPENDENT AUDITORS OF THE COMPANY AND FOR APPROVAL OF THE 2001 STOCK INCENTIVE PLAN.

        Please complete, sign and date this proxy where indicated and return it promptly to VitalStream Holdings, Inc., One Jenner, Suite 100, Irvine, California, 91618, Attn: Corporate Secretary.

DATED	, 200

Signature Signature if held jointly
(Please sign above exactly as the shares are issued. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
SOLICITATION OF PROXIES
VOTING
PROPOSAL NO. 1—ELECTION OF DIRECTORS
PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS AND CHANGES IN INDEPENDENT PUBLIC ACCOUNTANTS
PROPOSAL NO. 3—APPROVAL OF 2001 STOCK INCENTIVE PLAN
OTHER MATTERS
PROPOSALS OF SHAREHOLDERS
ADDITIONAL INFORMATION